Exhibit 99.1

iGATE Corporation Completes Spin-Off of Mastech Holdings; Is Now “Pure-Play” iTOPS Company

FREMONT, CA October 1, 2008. iGATE Corporation (NASDAQ: IGTE) announced that it has completed the spin-off of its Professional Services business into a publicly-traded company named Mastech Holdings, Inc. (“Mastech”). The spin-off, which was completed on September 30, 2008, was implemented through a tax-free dividend to iGATE shareholders.

iGATE distributed one share of Mastech common stock for every fifteen shares of iGATE common stock outstanding as of the close of business on September 16, 2008. Shareholders will receive a cash payment in lieu of fractional shares of Mastech. iGATE Corporation will not retain any shares of Mastech and going forward will report past results of the Professional Services Business as discontinued operations.

Beginning Wednesday, October 1, 2008, Mastech will operate as an independent public company with its common stock trading on the American Stock Exchange under the symbol “MHH.” The new company will have approximately 3.6 million shares outstanding.

In addition, iGATE also announced that it has completed the divestiture of its clinical research business to Ginde Lifesciences Private Limited at the end of August 2008.

About iGATE Corporation

iGATE Corporation (Nasdaq: IGTE) is the first fully integrated Technology and Operations (iTOPS) firm with a global service model. iGATE enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting; IT services; data warehouse and business intelligence solutions; enterprise solutions; business process outsourcing and business service provisioning; contact center and infrastructure management services. The company services around 100 clients across the globe. Clients rely on iGATE because of the high quality of service, responsiveness, and cost-effective global reach. More information about iGATE is available at http://www.igate.com

About Mastech Holdings, Inc.:

Leveraging the power of 20 years I .T. experience, Mastech (AMEX: MHH) provides Information Technology services in the disciplines which drive today’s business operations. Clients turn to Mastech for comprehensive I.T. services including: I.T. Consulting; OneSource(tm) Co-Managed projects and supplemental I.T. resources. Mastech’s niche focus includes Business Intelligence/Data Warehousing; Enterprise Resource Planning (ERP); Service Oriented Architecture (SOA); Web Development and I.T. Project Management. Mastech also provides Recruitment Process Outsourcing (RPO) services and Brokerage Operations Staffing services through its RPOworldwide and Global Financial Services subsidiaries. Mastech is a certified minority-owned business enterprise. More information about Mastech can be found at Mastech’s website: www.mastech.com

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates and the proposed divestiture of its Professional Services business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2007.

Media Contacts:

Alexis Wilson

E-mail: alexis.wilson@rfbinder.com

Phone: 212-994-7591

Salil Ravindran

E-mail: salil.ravindran@igate.com

Phone: 510-229-2060

Rathnam Subramanyam

E-mail: subramanyam.rathnam@igate.com

Phone: 510-402-7354

Christopher R. Evans

E-mail: christopher.evans@mastech.com

Phone: 412.787.2100